SECOND AMENDMENT dated as of August 9, 2016 (this “Amendment”), to the Credit Agreement dated as of November 24, 2014, as amended as of February 26, 2016 (the “Credit Agreement”), among TRIMBLE NAVIGATION LIMITED, a California corporation (the “Company”), the SUBSIDIARY BORROWERS from time to time party thereto, the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein and the Lenders whose party hereto have agreed so to amend the Credit Agreement;
NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lenders party hereto (constituting the Required Lenders) hereby agree as follows:
SECTION 1.     Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.
SECTION 2.     Amendment. Effective as of the Amendment Effective Date, the definition of “Continuing Director” in Section 1.01 of the Credit Agreement is amended to read as follows:
“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election, in each case either by specific vote or by approval of a proxy statement issued by the Company on behalf of its entire board of directors in which such individual is named as a nominee for director.
SECTION 3.     Effectiveness of Amendment. The amendment to and Credit Agreement provided for herein shall become effective on the date (the “Amendment Effective Date”) on which it shall have been executed by the Company and by the Administrative Agent with the consent in writing of the Required Lenders.
SECTION 4.     Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations,

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covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. On and after the Amendment Effective Date, any reference to the Existing Credit Agreement in any Loan Document shall mean the Restated Credit Agreement.
SECTION 5.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.     Governing Law; Consent to Jurisdiction, Etc. The provisions of Sections 11.11 and 11.12 of the Credit Agreement shall apply, mutatis mutandis, to this Amendment as if set forth in full herein.

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SECOND AMENDMENT TO THE
CREDIT AGREEMENT DATED AS OF NOVEMBER 24, 2014
OF TRIMBLE NAVIGATION LIMITED

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the date first above written.

TRIMBLE NAVIGATION LIMITED,
By:	John E. Huey
Name: John E. Huey
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, pursuant to written consents executed by the Required Lenders,
By:	Caitlin Stewart
Name: Caitlin Stewart
Title: Vice President

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